                                                                    EXHIBIT 10.6

================================================================================



                      PREFERRED STOCK PURCHASE AGREEMENT

                                     Among

                            Bank of America, N.A.,

                    EnCap Equity 1996 Limited Partnership,

                    Energy Capital Investment Company PLC,

                     El Paso Capital Investments, L.L.C.,

                             EF-II Holdings, LLC,

                       Picosa Creek Limited Partnership,

                           Encap Investments L.L.C.

                                      And

                                   AROC Inc.


                            Dated as of May 1, 2000


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

     PREFERRED STOCK PURCHASE AGREEMENT, dated as of May 1, 2000, between AROC Inc., a Delaware corporation (the "Company"), Bank of America, N.A., a national association ("Bank"), EnCap Equity 1996 Limited Partnership, a Texas limited partnership ("EnCap LP"), Energy Capital Investment Company PLC, an English investment company ("ECIC"), EF-II Holdings, LLC, a Texas limited liability company ("EF-II"), Picosa Creek Limited Partnership, a Texas limited partnership ("Picosa Creek"), EnCap Investments L.L.C., a Delaware limited liability company ("EnCap"), El Paso Capital Investments, L.L.C., a Delaware limited liability company ("El Paso", and together with the Bank, EnCap LP, EF-II, Picosa Creek, EnCap and ECIC, the "Purchasers").

     In consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01.  Definitions.  As used herein, the following terms shall have the
            -----------
following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, with respect to any Person, any other Person that,
      ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Preferred Stock Purchase Agreement as from time to
      ---------
time amended and in effect among the parties.

     "Alliance Group" means Alliance Resources Group, Inc., a Delaware
      --------------
corporation.

     "Alliance PLC" means Alliance Resources PLC, a public limited company
      ------------
incorporated in England and Wales.

     "Alliance USA" means Alliance Resources (USA), Inc., a Delaware
      ------------
corporation.

     "Amended and Restated Registration Rights Agreement" shall have the
      --------------------------------------------------
meaning assigned to that term in Section 3.02(e).

     "Applicable Laws" means any statute, law, rule or regulation, or any
      ---------------
judgment, order, writ, injunction or decree of, any Governmental Entity to which a specified Person or property is subject.

     "AROC (Texas)" means AROC (Texas), Inc., a Texas corporation.
      ------------

     "Budget" shall have the meaning assigned to that term in Section 6.03(d).
      ------

     "Business Day" means any day other than a Saturday, Sunday or public
      ------------
holiday or the equivalent for banks under the laws of the States of Delaware, Oklahoma or Texas.

     "Certificate of Designation" means the document attached hereto as Exhibit
      --------------------------
2.01.

     "Change of Control" means the occurrence, from and after the Closing,
      -----------------
of any of the following events: (a) any Person or two or more Persons, other than the Company or a Person who is an Affiliate of the Company immediately after giving effect to the transactions contemplated by this Agreement, acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by the Company's management or their designees to be voted in favor of persons nominated by the Company's Board of Directors) of 33% or more of the outstanding voting securities of the Company, measured by voting power (including both ordinary shares and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of the Company), (b) the Company shall fail to beneficially own, directly or indirectly, 100% of the outstanding shares of voting capital stock of Alliance PLC, Alliance Group, Source, Difco, AROC (Texas), Alliance USA, LPC or GOC on a fully diluted basis, (c) one-third or more of the directors of the Company shall consist of persons not nominated by the Company's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements) or (d) within three years of the Closing Date, the employment by the Company of John Keenan or Paul Fenemore terminates for any reason.

      "Charter" means the Certificate of Incorporation of the Company, as
       -------
amended from time to time, and as filed with the Secretary of State of the State of Delaware.

     "Charter Amendment Approval" means approval of the increase in authorized
      --------------------------
shares of Common Stock of the Company to such level as shall permit the full and complete conversion of the Preferred Shares into the Preferred Conversion Shares in accordance with the Certificate of Designation, all in accordance with the Charter and Applicable Law.

     "Closing" shall have the meaning assigned to that term in Section 2.01.
     -------


     "Closing Date" shall have the meaning assigned to that term in Section
      ------------
2.01.

     "Code" means the Internal Revenue Code of 1986, as amended
      ----

     "Commission" means the United States Securities and Exchange Commission (or
      ----------
any other federal agency at that time administering the Securities Act).

     "Common Stock" means common stock, $0.001 par value per share, of the
      ------------
Company and any securities issued with respect to such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Company" means and shall include AROC Inc. and its successors and assigns.
      -------

     "Consolidated" and "Consolidating" when used with reference to any term
       ------------       -------------
defined herein shall mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

     "Default" means an Event of Default and any default, event or
      -------
condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Environmental Laws" means any and all laws relating to the environment or
      ------------------
to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "Equity Securities" shall have the meaning assigned to that term in Section
      -----------------
2.03.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Events of Default" shall have the meaning assigned to that term in Section
      -----------------
7.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Financial Statements" shall have the meaning assigned to that term in
      --------------------
Section 5.10.

     "GOC" means Germany Oil Company, a Delaware corporation.
      ---

     "Governmental Entity" means any court or tribunal in any jurisdiction
      -------------------
(domestic or foreign) or any federal, state, municipal or other governmental body, agency, authority, department, commission, board, bureau or instrumentality (domestic or foreign).

     "Hazardous Materials" means any substance regulated under Environmental
      -------------------
Law, whether as pollutants, contaminants or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Holders of a Requisite Majority" means the holders of at least a majority
      -------------------------------
of the then outstanding Preferred Shares.

     "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Indebtedness" means Liabilities in any of the following categories:(a)
      ------------
Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which would under U.S. GAAP be shown on such Person's balance sheet as a liability, and is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements; (f) Liabilities constituting principal under leases capitalized in accordance with U.S. GAAP;
(g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arise out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

     "IRS" means the Internal Revenue Service.
      ---

     "Key Employment Agreements" means (I) that certain Executive Employment
      -------------------------
Agreement dated as of December 8, 1999 between the Company and John A. Keenan, and (ii) that certain Service Agreement dated September 20, 1996 between Alliance PLC and Paul Raymond Fenemore, as amended by Supplemental Agreement dated September 20, 1996, Supplemental Agreement dated December 1, 1998, and letter agreement dated as of December 8, 1999.

     "Liabilities" means, as to any Person, all indebtedness, liabilities and
      -----------
obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "Lien" means, with respect to any property or assets, any right or interest
      ----
therein of a creditor to secure Liabilities owed to such creditor or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" shall also mean any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan Agreement" means that Third Amended and Restated Credit Agreement
      --------------
dated as of October 26, 1998, as amended by that certain First Amendment to Third Amended and Restated Credit agreement dated as of July 30, 1999, that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of October 13, 1999, and that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of November 3, 1999.

     "LPC" means LaTex Petroleum Corporation, an Oklahoma corporation.
      ---

     "LPC Merger" means the merger of Alliance Resources (Delaware) Inc. with
      ----------
and into LPC whereby Alliance PLC became the sole shareholder of LPC.

     "Material Adverse Effect" means when used with respect to the Company, a
      -----------------------
material adverse change in, or a material adverse effect upon (a) the business, assets, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries on a consolidated basis, (b) the Company's ability to timely pay the Obligations or to perform on a timely basis any material obligation of the Company under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith or (c) the enforceability of the material terms of this Agreement or any Operative Document.

     "Old Latex Payables" means those current accounts payable to the Company or
      ------------------
its consolidated Subsidiaries that meet one or more of the following tests and have been certified to the Company by the Company and applicable Subsidiary as being an Old LaTex Payable:

        (a) accounts payable the collection of which is barred by the applicable statute of limitations;

        (b) accounts payable the collection of which has been compromised or forgiven in part, in either case to the extent of the amount that has been compromised or forgiven; or

        (c) accounts payable in respect of which the indebtedness was incurred prior to the LPC Merger and where each of the following is true: (i) no payment has been made on an individual amount of indebtedness payable since the LPC Merger, (ii) no contact has been received by the Company or applicable Subsidiary from the applicable creditor since the LPC Merger pertaining to such account or if contact has been received, such account is being diligently contested in good faith, (iii) no promise to pay such account has been made by the Company or applicable Subsidiary since the LPC Merger and (iv) no judgment has been obtained by, or settlement agreement entered into with, such creditor with respect to such indebtedness.

     "Operative Documents" means each of this Agreement, the Certificate of
      -------------------
Designation, the Preferred Shares and the Amended and Restated Registration Rights Agreement.

     "Outstanding Common Stock" means, at any time, the aggregate of all Common
      ------------------------
Stock then outstanding, including all shares of Common Stock which could be acquired from the Company upon exercise or conversion of any outstanding warrants, options or other securities then exercisable or convertible into Common Stock.

     "Permits" means licenses, permits, franchises, consents, approvals,
      -------
variances, exemptions and other authorizations of or from Governmental Entities.

     "Permitted Investment" means any investment, loan, advance, guaranty or
      --------------------
capital contribution by the Company or any Subsidiary in any of the following:
(a) properties or assets to be used in the ordinary course of business of the Company and its Subsidiaries; (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; (c) investments in one or more of the Company's Subsidiaries or in any Person that concurrently with such investment becomes a Subsidiary; (d) any marketable obligation maturing not later than one year after the date of acquisition therefor, issued or guaranteed by the United States of America or by any agency of the United States of America which has the full faith and credit of the United States of America; (e) commercial paper which is given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and (f) any demand deposit or time deposit (including certificates of deposit and money market or sweep accounts) with a commercial bank or trust company organized and doing business under the laws of the United States of America or any state thereof which has capital, surplus and undivided profits of at least $250,000,000, provided that such deposit must be either payable on demand or mature not more than twelve months from the date of investment therein.

     "Permitted Liens" shall have the meaning assigned to that term in Section
      ---------------
6.02(c).

     "Person" means and includes an individual, a corporation, a partnership, a
      ------
limited liability company, a joint venture, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

     "Preferred Conversion Shares" shall have the meaning assigned to that term
      ---------------------------
in Section 2.01.

     "Preferred Shares" shall have the meaning assigned to that term in Section
      ----------------
2.01.

     "Proceedings" means all proceedings, actions, claims, suits, investigations
      -----------
and inquiries by or before any arbitrator or Governmental Entity.

     "Purchasers" means and shall include the Bank, EnCap LP, ECIC, EF-II,
      ----------
Picosa Creek, EnCap and El Paso, and any other holder or holders from time to time of any of the Preferred Shares acting severally and not jointly.

     "Restricted Payment" means any Distribution (as defined below) in respect
      ------------------
of the Company or any Subsidiary thereof (other than on account of capital stock or other equity interests of a Subsidiary owned legally or beneficially by the Company or another Subsidiary), including any Distribution resulting in the acquisition by the Company of securities that would constitute treasury stock. As used in this definition, "Distribution" shall mean, in respect of any corporation, partnership or other business entity (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, partnership or other business entity (except distributions in such stock or other equity interest) and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests); provided, that "Distribution" shall not mean any dividend or other distribution made, or redemption effected, in accordance with the terms of the Certificate of Designation.

     "Securities" means collectively the Preferred Shares and the Preferred
      ----------
Conversion Shares.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Senior Credit Facility" means that certain Credit Agreement dated as of
      ----------------------
May 1, 2000, by and between the Company and Toronto Dominion (Texas), Inc.

     "Source" means Source Petroleum, Inc., a Louisiana corporation.
      ------

     "Subordinated Debt" means that certain Indebtedness of the Company
      -----------------
evidenced by the Subordinated Debt Agreement.

     "Subordinated Debt Agreement" means that certain Purchase Agreement dated
      ---------------------------
as of May 1, 2000, by and among the Company, EnCap LP and El Paso.

     "Subsidiary" or "Subsidiaries" means (i) any corporation more than fifty
      ----------      ------------
percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by the Company and (ii) any partnership, limited liability company, association, joint venture or other entity in which the Company directly or indirectly has more than a fifty percent (50%) equity interest at the time.

     "Taxes" means any income taxes or similar assessments or any sales, excise,
      -----
occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, transfer, stamp, withholding or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

     "Tax Return" means any return or report (including but not limited to any
      ----------
related or supporting information, any amended return or report or any information return or report) with respect to Taxes.

     "U.S. GAAP" means generally accepted accounting principles in the United
      ---------
States of America from time to time.

     1.02.  Accounting Terms.  All accounting terms not specifically defined
            ----------------
herein shall be construed in accordance with U.S. GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with U.S. GAAP.


                                  ARTICLE II

                    PURCHASE AND SALE OF PREFERRED STOCK

     2.01. The Preferred Shares; The Closing.  Concurrent with the execution
           ----------------------------------
and delivery of this Agreement, the Company agrees to issue and sell to the Purchasers, acting severally and not jointly, as described in greater detail in
Section 2.02 below, and, subject to and in reliance on the representations, warranties, terms and conditions of this Agreement, the Purchasers agree to purchase in the manner described below, the Preferred Shares (as defined below). The Company has authorized the issuance and sale to the Purchasers, acting severally and not jointly, of an aggregate of 850,163 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares") for a per share purchase price of $50.00 and an aggregate purchase price of $42,508,150.00. The rights, designations, preferences and other terms and conditions relating to the Preferred Shares shall be as set forth on the Certificate of Designation attached hereto as Exhibit 2.01. The shares of
                                              ------------
Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the ("Preferred Conversion Shares"). At the concurrent closing (the "Closing") and execution of this Agreement to be held at the offices of Thompson Knight Brown Parker & Leahy L.L.P., 1200 Smith Street, Suite 3600, Houston, Texas, at 10:00 a.m. local time on May 1, 2000 (the "Closing Date"), the Company will issue and sell to each Purchaser the Preferred Shares against receipt of funds or other consideration as described below by wire transfer to an account or accounts designated by the Company.

     2..   Purchase and Sale of Preferred Shares.

            (a) Bank Purchase.  At the Closing, the Bank agrees to purchase from
                -------------
the Company 345,118 Preferred Shares in exchange for its concurrent conversion of (i) $2,255,900 principal amount of Tranche A Loans payable by the Company to the Bank under the Loan Agreement (the "Tranche A Loan") into 45,118 Preferred Shares, (ii) $10,000,000 principal amount of Tranche B Loans payable by the Company to the Bank under the Loan Agreement (the "Tranche B Loan") into 200,000 Preferred Shares, and (iii) $5,000,000 principal amount of Tranche C Loans payable by the Company to the Bank under the Loan Agreement (the "Tranche C Loan, and together with the Tranche A Loan and the Tranche B Loan, the "Loans") into 100,000 Preferred Shares. The parties further acknowledge that as of the date of this Agreement the aggregate amount of principal, interest, fees and commissions outstanding under the Loan Agreement, prior to such conversion, is $51,893,815.69, and that (x) $17,255,900 of such amount is hereby converted into the Preferred Shares purchased by the Bank, (y) the Company has paid in full all accrued but unpaid interest, fees and commissions under the Loan Agreement (including $1,264,941.00 of accrued but unpaid interest and $500.00 of unpaid letter of credit fees), and (z) either or a combination of the Company or Toronto Dominion (Texas), Inc., pursuant to instructions from the Company under the Senior Credit Facility, has wire transferred to the Bank the amount of $34,637,915.69 in connection with the assignment from the Bank to Toronto Dominion (Texas), Inc. of the Bank's right, title and interest in and to the Loan Agreement and related documentation. At the Closing, in connection with its assignment of its right, title and interest in and to the Loan Agreement and related documentation to Toronto Dominion (Texas), Inc., the Bank acknowledges that it has delivered to Toronto

Dominion (Texas), Inc. each original, executed promissory note issued by the Company under the Loan Agreement. The Company hereby acknowledges its receipt from the Bank of the full payment required hereunder for the 345,118 Preferred Shares purchased by the Bank. The Bank hereby acknowledges that it has conveyed all of its right, title and interest in and to the Loan Agreement and related documentation to Toronto Dominion (Texas), Inc. and no longer holds any such interest therein; provided, that the Bank has not assigned to Toronto Dominion (Texas), Inc. (a) certain rights to indemnification under the Loan Agreement (which rights have been reserved by the Bank), or (b) any rights attributable to any equity interests in the Company held by the Bank or any of its Affiliates.

          (b) El Paso Purchase.  At the Closing, El Paso agrees to purchase from
              ----------------
the Company 54,063 Preferred Shares, in exchange for the concurrent payment of $2,703,150 by wire transfer to an account designated by the Company. The Company hereby acknowledges receipt from El Paso of this payment in full.

          (c) EnCap LP, ECIC, EF-II, Picosa Creek, and EnCap Purchase.
              -------------------------------------------------------

              (i) At the Closing, EnCap LP and ECIC (collectively, "EnCap Fund II") agree to purchase from the Company an aggregate 226,203 Preferred Shares in exchange for concurrent conversion of those certain 10% Subordinated Notes Due 2005 dated as of October 27, 1998, with a currently outstanding balance of principal and accrued interest of $11,310,150.00, payable by Alliance PLC to EnCap Fund II (the "First Subordinated Notes").

              (ii) At the Closing, EF-II, Picosa Creek, EnCap LP and ECIC (collectively, the "EnCap Affiliated Entities") agree to purchase from the Company an aggregate 134,768 Preferred Shares in exchange for the concurrent conversion of those certain 10% Subordinated Notes Due 2005 dated as of December 21, 1999, with a currently outstanding balance of principal and accrued interest of $6,738,400.00, payable by the Company to EnCap Affiliated Entities (the "Second Subordinated Notes" and, together with the First Subordinated Notes, the "Subordinated Notes").

              (iii) The parties hereto further acknowledge that as of the date of this Agreement the aggregate amount of principal and interest outstanding under the Subordinated Notes, prior to such exchange, is $18,048,550.00. EnCap Fund II and the EnCap Affiliated Entities have delivered to the Company the original executed Subordinated Notes duly stamped with the notation "PAID IN FULL" and the Company hereby acknowledges receipt from EnCap Fund II and the EnCap Affiliated Entities of payment for the 360,971 Preferred Shares in full. EnCap Fund II and the EnCap Affiliated Entities hereby acknowledge receipt from the Company of full payment of outstanding principal and interest under the Subordinated Notes.

          (d) Additional Bank Purchase.  At the Closing, the Bank agrees to
              ------------------------
purchase from the Company an additional 40,000 Preferred Shares in exchange for the concurrent cancellation by the Bank of its right to an overriding royalty interest in certain assets located in the East Irish Sea owned by Difco Limited, a private limited company incorporated under the laws of England and

Wales, as contemplated by Section 6.1.11 of the Loan Agreement. The parties acknowledge the value of this consideration is deemed to be $2,000,000. The Company acknowledges receipt from the Bank of payment in full for the 40,000 Preferred Shares and the Bank acknowledges that the Bank's right to such overriding royalty interest has been cancelled and is of no further force or effect.

         (e) Transfer of Preferred Shares by the Bank to El Paso.   At the
             ---------------------------------------------------
Closing, the Bank agrees to transfer 145,937 of its Preferred Shares to El Paso in satisfaction of El Paso's two Tranche A and one Tranche B participation interests as further described in that certain Participation Agreement dated as of July 30, 1999 between the Bank and El Paso, that certain Participation Agreement dated as of November 3, 1999 between the Bank and El Paso and that certain Participation Agreement dated as of March 10, 2000 between the Bank and El Paso. El Paso acknowledges and agrees that such transfer is being made to El Paso without recourse, representation or warranty by the Bank of any nature. El Paso further acknowledges that the transfer of such shares by the Bank to El Paso constitutes payment and satisfaction in full to El Paso of all obligations of the Bank to El Paso under the Participation Agreements pursuant to which El Paso acquired such participations, and the Bank shall have no further liability or obligation of any nature to El Paso thereunder.

         (f) EnCap Fee.  At the Closing, in payment of a $2,500,000.00 fee owed
             ---------
by the Company to EnCap pursuant to that certain letter agreement dated December 20, 1999, by and between EnCap and the Company (the "Letter Agreement"), the Company agrees to issue 50,000 shares to EnCap in satisfaction of such fee obligations. EnCap hereby acknowledges receipt from the Company of all amounts due and owing under the Letter Agreement.

   2.03. Right to Purchase New Equity Securities.  Prior to issuing any equity
         ---------------------------------------
securities or options or convertible securities exercisable for or convertible into such equity securities (collectively, "Equity Securities") of the Company to any Person, the Company will first give to each of the holders of the Preferred Shares the right to purchase, on the same terms, the same proportion of the Equity Securities proposed to be sold by the Company as the number of Preferred Conversion Shares into which Preferred Shares are then convertible bears to the total number of shares of Outstanding Common Stock at such time. Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Agreement the definition of "Equity Securities" shall not include: (a) up to 85,000,000 shares of Common Stock (and/or options, warrants or other purchase rights to acquire up to that number of shares of Common Stock) issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company pursuant to stock option plans or other arrangements that are approved by the Company's board of directors; (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement or pursuant to options, warrants or convertible securities outstanding as of the date of this Agreement; (c) any equity securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; (d) shares of Common Stock offered to the public generally pursuant to a registration statement under the Securities Act in connection with a Qualified Public Offering; or (e) shares of Common Stock issued in connection with any stock split, stock dividend, combination or recapitalization by the Company. Purchasers electing to purchase such Equity Securities pursuant to this
Section 2.03 shall also be entitled to purchase (pro rata according to their holdings of Preferred Shares) offered Equity Securities that other Purchasers decline to purchase pursuant to this Section 2.03. Any such right of purchase shall be exercisable for a period of twenty (20) days after the holders receive written notice of a proposed issuance of Equity Securities (and any such notice by the Company or Subsidiary shall be given not less than twenty (20) nor more than ninety (90) days prior to any such issuance). The Company shall be entitled to sell any Equity Securities not purchased by the holders of Preferred Shares pursuant to this Section 2.03: (i) during the period ending three (3) months after the date of the notice to such holders and (ii) at not less than the same price and upon terms not materially less favorable to the Company than those offered to the holders of Preferred Shares, but may not otherwise sell such Equity Securities without renewed compliance with this Section 2.03. The Purchasers' rights set forth in this Section 2.03 shall terminate upon the closing of a Qualified Public Offering.

     2.04.  Use of Proceeds.  The Company shall use the cash proceeds from the
            ---------------
sale of the Preferred Shares in the manner described on Exhibit 2.04.
                                                        ------------

                                  ARTICLE III

                    CONDITIONS TO PURCHASERS' OBLIGATION

     The obligation of the Purchasers to purchase and pay for the Preferred Shares at the Closing is subject to satisfaction of the following conditions, all or any of which may be waived in writing by the Purchasers:

     3.01. Representations and Warranties.  At the Closing, each of the
           ------------------------------
representations and warranties of the Company set forth in Article V hereof shall be true and correct in all respects at the time of the sale of the Preferred Shares.

     3.02. Documentation at Closings.  The Purchasers shall have received prior
           -------------------------
to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchasers and their special counsel:

           (a) A certified copy of all Charter documents of the Company and each Subsidiary; a certified copy of the resolutions of the board of directors and, to the extent required, the stockholders of the Company evidencing approval, as applicable, of this Agreement, the Operative Documents and all other matters contemplated hereby and thereby; a certified copy of the Bylaws of the Company and each Subsidiary; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Operative Documents and all other matters contemplated hereby or thereby.

           (b) A favorable opinion of counsel for the Company, in form and substance reasonably satisfactory to the Purchasers and their special counsel.

           (c) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the Operative Documents and any other documents or certificates to be delivered pursuant hereto or thereto by such entity or any of its officers, together with the true signatures of such officers.

           (d) A certificate from the Chief Executive Officer and the Chief Financial Officer of the Company stating that no litigation is pending or has been threatened relating to the execution of this Agreement and that the representations and warranties contained in Article V hereof are true and correct and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the Operative Documents which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (e) The Amended and Restated Registration Rights Agreement executed by the Company and certain of its stockholders substantially in the form of Exhibit
                                                                         -------
3.02(e) attached hereto.
-------

          (f) Payment for the costs, expenses, taxes and filing fees identified in Section 8.04 as to which the Purchasers give the Company notice prior to the Closing.

          (g) A certificate from the Chief Executive Officer and the Chief Financial Officer of the Company stating that all the conditions set forth in this Article III have been satisfied.

          (h) The Certificate of Designation of the Company shall provide for the designation of the rights and preferences of the Preferred Shares in the form set forth on Exhibit 2.01 hereto and shall have been filed with the
                  ------------
Secretary of State of Delaware.

          (i) An Indemnification Agreement executed by the Company and a Board of Director designee of the Bank in the form attached hereto as Exhibit 3.02(i).
                                                                ---------------

          (j) Such other documents referenced in any Exhibit hereto or relating to the transactions contemplated by this Agreement as the Purchasers or their special counsel may reasonably request.

          (k) A mutual release executed by the Company, the Purchasers and the Bank substantially in the form of Exhibit 3.02(k) attached hereto.
                                  ---------------

    3.03. No Default.  At the time of and immediately after giving effect to
          ----------
the sale of the Preferred Shares at the Closing there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

    3.04. Waivers & HSR.  The Company shall have obtained any waivers or
          -------------
consents that may be required under any agreement in order to enter into this Agreement and the Operative Documents and to consummate the transactions contemplated hereby and thereby and all applicable waiting periods under the HSR Act shall have expired or been terminated.


                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

    4.01. Representations and Warranties of the Purchasers.  Each Purchaser,
          ------------------------------------------------
severally for itself only, and not jointly, represents and warrants to the Company, as follows:

          (a) Such Purchaser has duly authorized, executed and delivered this Agreement and such of the Operative Documents as require execution by the Purchasers.

          (b) It is such Purchaser's present intention to acquire the Securities for its own account.

          (c) The Securities are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof; subject, nevertheless, to the condition that the disposition of the property of such Purchaser shall at all times be within its control. Notwithstanding the foregoing, after the Closing Date (i) the Bank shall transfer 145,937 Preferred Shares to El Paso in satisfaction of pre-existing obligations as described in
Section 2.02(e) above, and (ii) Picosa Creek may distribute the Preferred Shares received by it to its respective partners in connection with the liquidation and termination of such entity.

          (d) Such Purchaser acknowledges that it has reviewed and discussed the Company's business, affairs and current prospects with such officers of the Company and others as it has deemed appropriate or desirable in connection with the transactions contemplated by this Agreement. Such Purchaser further acknowledges that it has requested, received and reviewed such information, undertaken such investigation and made such further inquiries of officers of the Company and others as it has deemed appropriate or desirable in connection with such transactions; provided, however, no investigation made heretofore or
                   --------  -------
hereafter by or on behalf of such Purchaser shall have any effect whatsoever on the representations and warranties of the Company hereunder, each of which will survive any such investigation.

          (e) Such Purchaser understands that it must bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in the Amended and Restated Registration Rights Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. The Purchaser also understands that except as may be provided in the Amended and Restated Registration Rights Agreement, it is not contemplated that any of the Securities will be registered under the Securities Act or any state securities laws or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities.

          (f) Such Purchaser represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities.

          (g) No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company or any Subsidiary for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchasers or any agent of such Purchaser.

          (h) Such Purchaser hereby acknowledges that each certificate representing the Preferred Shares and any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel) shall bear a legend substantially in the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            (i) Such Purchaser is an "accredited investor" within the meaning of such term as defined in Regulation D promulgated under the Securities Act.

     The acquisition by such Purchaser of the Securities shall constitute a confirmation by it of the foregoing representations.

     4.02.  Additional Representations of El Paso.  With respect to 145,937 of
            -------------------------------------
the Preferred Shares being transferred after the Closing Date to El Paso by the Bank in satisfaction of pre-existing obligations as described in Section 2.02(e) above, El Paso hereby represents and warrants to the Company that each of the representations and warranties set forth in Section 4.01 are true and correct with respect to those Preferred Shares.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchasers as follows:

     Section 5.01.  Organization and Existence.  The Company is a  corporation
                    --------------------------
duly organized and validly existing under the laws of Delaware.

     Section 5.02.  Qualification.  Each of the Company and the Subsidiaries is
                    -------------
duly qualified or licensed to do business and, with respect to non-U.K. entities, in good standing in each of the jurisdictions in which it owns, leases or operates property or in which such qualification or licensing is required for the conduct of its business.

     Section 5.03.  Charter and Bylaws. The Company has made available to the
                    ------------------
Purchasers accurate and complete copies of the Company's certificate of incorporation and bylaws ("Organic Documents") as currently in effect, and stock records of the Company. Neither the Company nor any Subsidiary is in violation of its Organic Documents or its partnership agreement or similar governing document, as the case may be.

     Section 5.04.  Capitalization of the Company.   The authorized capital
                    -----------------------------
stock of the Company, the number of shares outstanding and the number of shares held in the Company's treasury are set forth on Schedule 5.04 hereto. All
                                                -------------
outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. Except as set forth on Schedule 5.04 hereto, there are (and as of the
                                -------------
Closing Date there will be)
outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings or other similar rights of or with respect to the Company. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. Except as set forth on Schedule 5.04, the
                                                          -------------
Company is not a party to, and is not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock. Schedule 5.04 has been prepared after giving effect to the
                   -------------
transactions contemplated by this Agreement and the other transactions to be completed by the Company as of the date hereof, including, without limitation, those transactions contemplated by the Subordinated Debt Agreement, the Senior Credit Facility, and the Purchase and Sale Agreement among Encap, the Company and others.

     Section 5.05.  Authority Relative to This Agreement. Subject to Charter
                    ------------------------------------
Amendment Approval as it pertains to the Company's ability to permit the full conversion of the Preferred Shares into the Preferred Conversion Shares, the Company has full power and authority to execute, deliver, and perform this Agreement and the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the Operative Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Operative Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     Section 5.06.  No Conflict.  Assuming all consents, approvals,
                    -----------
authorizations and other actions described in Section 5.07 have been obtained and all filings and notifications listed on Schedule 5.07 have been made and
                                            -------------
except as described on Schedule 5.06, the execution, delivery and performance of
                       -------------
this Agreement by the Company, the execution, delivery and performance by each Subsidiary of the Operative Documents to which it is a party, and the consummation by them of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the Organic Documents of the Company or any Subsidiary, subject to Charter Amendment Approval as it pertains to the Company's ability to permit the full conversion of the Preferred Shares into the Preferred Conversion Shares, (b) conflict with or result in any violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or any Permit held by the Company or any Subsidiary, (iii) result in the creation or imposition of any Lien upon the properties of the Company or any Subsidiary (other than as provided in the Senior Credit Facility) or (iv) violate any Applicable Law binding upon the Company or any Subsidiary.

     Section 5.07.  Consents and Approvals, Licenses, Etc.   Except as set forth
                    --------------------------------------
on Schedule 5.07, no consent, approval, authorization, license, order or permit
   -------------
of, or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person or entity, is required to be made or obtained by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or any Operative Document and the consummation of the transactions contemplated hereby and thereby.

     Section 5.08.  Subsidiaries.
                    ------------

          (a) The Company does not own, directly or indirectly, any capital stock or equity securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, other than the Subsidiaries.
Schedule 5.08 lists each Subsidiary, the jurisdiction of incorporation or
-------------
formation of each Subsidiary and the authorized (in the case of capital stock) and outstanding capital stock or other equity interests of each Subsidiary. Each U.K. Subsidiary is duly formed and validly existing under the laws of the jurisdiction of its formation, and each other Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate or other, as applicable, power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Subsidiary are pending.

          (b) Except as otherwise indicated on Schedule 5.08, all the
                                               -------------
outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all Liens. All outstanding shares of capital stock of each corporate Subsidiary have been validly issued and are fully paid and nonassessable. All equity interests of each other Subsidiary have been validly issued and are fully paid (to the extent required at such time). No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

          (c) Except as set forth on Schedule 5.08, there are (and as of the
                                     -------------
Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of any Subsidiary, (ii) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (iii) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests or rights.

     Section 5.09.  Preferred Shares; Conversion Shares.
                    -----------------------------------

     (a) The Preferred Shares, when issued under the terms of this Agreement, will be duly authorized, validly issued and fully paid and nonassessable. Subject to Charter Amendment Approval as it pertains to the Company's ability to permit the full conversion of the Preferred Shares into the Preferred Conversion Shares, the Preferred Conversion Shares, when issued against payment of the conversion price for such shares, will be duly authorized, validly issued and fully paid and nonassessable.

     (b) Subject to Charter Amendment Approval as it pertains to the Company's ability to permit the full conversion of the Preferred Shares into the Preferred Conversion Shares, sufficient shares of authorized but unissued Common Stock of the Company will have been reserved by appropriate action in connection with the Preferred Conversion Shares.

     (c) Neither the issuance of the Preferred Shares, nor the issuance of the Preferred Conversion Shares, is subject to any unwaived preemptive or other similar statutory or contractual rights or will conflict with any provision of any agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

     Section 5.10.  Financial Statements.  The Company has delivered to the
                    --------------------
Purchasers accurate and complete copies of (i) Alliance PLC's audited consolidated balance sheet as of April 30, 1999, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, together with the unqualified report thereon of KPMG Audit Plc, independent public accountants (the "Audited Financial Statements") and (ii) the Company's unaudited consolidated balance sheet as of January 31, 2000 (the "Latest Balance Sheet"), and the related unaudited consolidated statements of income, stockholders' equity, and cash flows for the three-month period then ended (the "Unaudited Financial Statements"), certified by the Company's chief financial officer (collectively, the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Alliance PLC and the Company and their respective consolidated Subsidiaries in conformity with U.S. GAAP accounting principles applied on a basis consistent with preceding years throughout the periods involved and (iii) fairly present Alliance PLC's and the Company's (as applicable) consolidated financial position as of the respective dates thereof and Alliance PLC's and the Company's (as applicable) consolidated results of operations and cash flows for the periods then ended. The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income except as identified in the notes thereto, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since the date of the Latest Balance Sheet giving rise to special or nonrecurring income or any such write-up or revaluation.

     Section 5.11.  Securities Filings.  The Company and its Subsidiaries have
                    ------------------
filed with the Securities and Exchange Commission, the London Stock Exchange and the Registrar of Companies all forms, reports, schedules, statements and other documents required to be filed by them since May 1, 1997 under the Companies Act of 1985, as amended, and the Listing Rules of the London Stock Exchange Limited and since April 30, 1997 under the Securities Act, the Exchange Act and all other federal securities laws. All final forms, reports, schedules, statements and other documents (including all amendments thereto) filed by the Company and its Subsidiaries with the Securities and

Exchange Commission and the London Stock Exchange since such date are herein collectively referred to as the "SEC Filings". The Company has delivered or made available to the Purchasers accurate and complete copies of all the SEC Filings in the form filed by the Company and its Subsidiaries with the Securities and Exchange Commission and the London Stock Exchange. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material contracts of the Company and the Subsidiaries have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission and the London Stock Exchange. The Company shall deliver to the Purchasers as soon as they become available accurate and complete copies of all forms, reports, and other documents furnished by it to its shareholders generally or filed by it with the Securities and Exchange Commission and the London Stock Exchange subsequent to the date hereof and prior to the Closing Date.

     Section 5.12.  Absence of Undisclosed Liabilities. Neither the Company nor
                    ----------------------------------
any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company or any Subsidiary, and whether due or to become due), except (i) liabilities reflected on the Latest Balance Sheet, (ii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (iv) liabilities specifically set forth on Schedule
                                                                       --------
5.12.
----

     Section 5.13.  Absence of Certain Changes.  Except as disclosed on
                    --------------------------
Schedule 5.13, since the date of the Latest Balance Sheet, (i) there has not
-------------
been any material adverse change in, or any event or condition that might reasonably be expected to result in a material adverse change in, the business assets, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries considered as a whole; (ii) the businesses of the Company and the Subsidiaries have been conducted only in the ordinary course consistent with past practice; (iii) neither the Company nor any Subsidiary has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice; and (iv) neither the Company nor any Subsidiary has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance).

     Section 5.14.  Tax Matters.  Except as disclosed on Schedule 5.14:
                    -----------                           -------------

          (a) The Company and each Subsidiary has filed, or has had filed on its behalf, in a timely manner (within any applicable extension periods) with the appropriate taxing authority all Tax Returns with respect to Taxes of the Company and of each of the Subsidiaries, all of which Tax Returns are true, correct and complete in all material respects;

          (b) All Taxes due and payable (whether or not reflected in Tax Returns as filed) with respect to all taxable periods of the Company and the Subsidiaries have been paid in full or adequate reserves have been provided for on the Financial Statements;

          (c) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company or any of the Subsidiaries;

          (d) None of the Tax Returns of or with respect to the Company or any of the Subsidiaries is currently being audited or examined by any taxing authority;

          (e) No material deficiency for any Taxes has been assessed with respect the Company or to any of the Subsidiaries that has not either (i) been abated or (ii) paid in full or for which adequate reserves have been provided;

          (f) No Tax litigation is currently pending;

          (g) No waiver or extension of any statute of limitations to any federal, state, local or foreign Tax matter has been given by or requested from the Company or any Subsidiary; and

          (h) Neither the Company nor any Subsidiary has filed a consent under
Section 341(f) of the Code.

          (i) The Company and the Subsidiaries have complied with all Applicable Laws relating to the withholding of Taxes and the payment thereof (including withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under foreign laws), and has timely and properly withheld from the appropriate party and paid over to the proper Governmental Entity all amounts required to be withheld and be paid over under Applicable Law.

          (j) Neither the Company nor any Subsidiary is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method, and neither the Company nor any Subsidiary, nor the Internal Revenue Service, has proposed any such adjustment or change in accounting method. The Company and the Subsidiaries do not have pending any private letter ruling with the IRS.

          (k) Other than as a result of this transaction, none of the Company's or any Subsidiary's tax attributes is subject to the limitations of Section 382, 383 or 384 of the Code or Temporary Treasury Regulation Sections 1.1502-15T or 1.1502-21T(c).

          (l) There are no liens for Taxes upon any assets of the Company or any Subsidiary, except liens for Taxes not yet due and payable.

          (m) The tax basis of each of the assets of the Company and the Subsidiaries as set forth on the books, accounts and records of the Company and the Subsidiaries is true, correct and complete in all material respects.

     Section 5.15.  Environmental and Other Laws.  Except as disclosed on
                    ----------------------------
Schedule 5.15 or in the SEC Filings filed prior to the date hereof, (a) the
-------------
Company and the Subsidiaries are conducting their businesses in compliance in all material respects with all Applicable Laws, including all Environmental Laws, and are in material compliance with all licenses and permits required under any such laws; (b) to the best of the Company's knowledge, none of the operations or properties of the Company or any Subsidiary is the subject of foreign, federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) neither the Company nor any Subsidiary has filed any notice under any Applicable Law indicating that it is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of the Company or any Subsidiary; (d) neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or foreign jurisdiction list or (ii) the subject of foreign, federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or any Subsidiary for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) to the best of the Company's knowledge, neither the Company's or any Subsidiary has any material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

     Section 5.16.  Legal Proceedings.  Except as disclosed on Schedule 5.16,
                    -----------------                          -------------
there are no Proceedings pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) or any properties or rights of the Company or any Subsidiary which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect. There are no Proceedings pending or, to the best knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with, or questioning the legality or validity of, this Agreement or any Operative Document or the transactions contemplated hereby or thereby.

     Section 5.17.  Title to Properties; Permits; Licenses; Condition of Assets.
                    ------------------------------------------------------------

          (a) Each of the Company and the Subsidiaries has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in the businesses of the Company and the Subsidiaries.

          (b) Each of the Company and the Subsidiaries holds all material Permits necessary or required for the conduct of its business. Each of such Permits is in full force and effect, the Company and the Subsidiaries are in compliance with all of its material obligations with respect thereto, and, to the best knowledge of the Company, no event has occurred which allows, or with or without the giving of notice or the passage of time or both would allow, the revocation or termination of any thereof. No notice has been issued by any Governmental Entity and no proceeding is pending or, to the best knowledge of the Company, threatened with respect to any alleged failure by the Company or any Subsidiary to have any material Permit.


          (c) The Company and the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out their businesses as presently conducted and as presently proposed to be conducted hereafter, and neither the Company nor any Subsidiary is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

          (d) The equipment and other tangible assets of the Company and the Subsidiaries are in good operating condition (except for reasonable wear and tear), and have been reasonably maintained.


     Section 5.18.  ERISA.
                    -----

          (a) Set forth on Schedule 5.18 is a list identifying each "employee
                           -------------
benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by the Company or any affiliate of the Company, and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. The Company has delivered or made available to the Purchasers accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "Employee Plans". For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Schedule 5.18.
                                   -------------

          (b) Except as otherwise identified on Schedule 5.18, (i) no Employee
                                                -------------
Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (for purposes of this Section, a "Multiemployer Plan"), (ii) no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither the Company nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Plan. The fair market value of the assets held with respect to each Employee Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, exceeds the actuarially determined present value of all benefit liabilities accrued under such Employee Plan (whether or not vested) determined using reasonable actuarial assumptions. Neither the Company nor any affiliate of the Company has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The

Company and all of the affiliates of the Company have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of the Company or any Subsidiary. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any Subsidiary or any director or officer of the Company or any Subsidiary subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect. There are no threatened or pending claims by or on behalf of the Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of the Company, its officers or directors, or such Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code. Set forth on Schedule 5.18 is a list of the most
                                             -------------
recent IRS determination letters with respect to any such Plans, accurate and complete copies of which letters have been delivered or made available to the Company. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Employee Plans.

          (d) Set forth on Schedule 5.18 is a list of each employment,
                           -------------
severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained, or contributed to, as the case may be, by the Company or any affiliate of the Company, and (iii) covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. Such contracts, plans, and arrangements as are described in the preceding sentence are referred to for purposes of this Section as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Laws.

          (e) Neither the Company nor any affiliate of the Company has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any affiliate of the Company, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 162(a)(1) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

     Section 5.19.  Agreements.
                    ----------

          (a) Set forth on Schedule 5.19 is a list of all the following
                           -------------
agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is otherwise bound:

          (i) collective bargaining agreements and similar agreements with employees as a group;

          (ii) agreements with any current or former shareholder, director, officer, employee, consultant or advisor or any affiliate of any such Person;

          (iii) agreements between or among the Company and any of the Subsidiaries;

          (iv) exclusive of those relating to the Senior Credit Facility, indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by the Company or any Subsidiary or to the direct or indirect guarantee or assumption by the Company or any Subsidiary of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

          (v) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

          (vi) agreements relating to the acquisition or disposition of any interest in any business enterprise;

          (vii) exclusive of oil, gas and mineral leases, agreements with respect to the lease of real or personal property;

          (viii) exclusive of oil and gas operating or similar agreements, agreements concerning the management or operation of any real property;

          (ix)   partnership, joint venture, and profit sharing agreements;

          (x)    agreements with any Governmental Entity;

          (xi) agreements relating to the release or disposal of Hazardous Material;

          (xii) agreements containing any covenant limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any other Person in any geographic area or during any period of time, other than those that would not have a Material Adverse Effect;

          (xiii) agreements not made in the ordinary course of business; and

          (xiv) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole.

          (b) The Company has delivered or made available to the Purchasers accurate and complete copies of the agreements listed in Schedule 5.19. Each of
                                                         -------------
such agreements is a valid and binding agreement of the Company and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Company) the other party or parties thereto, enforceable against the Company and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Company) such other party or parties in accordance with its terms. Neither the Company nor any Subsidiary is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company or any Subsidiary under, any of such agreements, and neither the Company nor any Subsidiary has received any notice from, or given any notice to, any other party indicating that the Company or any Subsidiary is in breach of or in default under any of such agreements. To the best knowledge of the Company, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by the Company or any Subsidiary of any such breach or default.

          (c) Neither the Company nor any Subsidiary has received notice of any plan or intention of any other party to any agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any agreement, and neither the Company nor any Subsidiary knows of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Neither the Company nor any Subsidiary currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect.

          (d)  Without limiting the generality of the other provisions in this
Section 5.19, the Key Employment Agreements are in full force and effect, and each of John Keenan and Paul Fenemore is currently employed by the Company pursuant to a renewal term under such agreements.

     Section 5.20.  Labor Disputes and Acts of God.  Neither the business nor
                    ------------------------------
the properties of the Company nor any Subsidiary has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which, individually or in the aggregate, could cause a Material Adverse Effect.

     Section 5.21.  Insurance.  The Company and each Subsidiary carries
                    ---------
insurance covering its properties and business adequate and customary for the type and scope of its properties and business.

     Section 5.22.  Offering of Securities.  All securities which have been
                    ----------------------
offered or sold by the Company and it Subsidiaries, including without limitation the Preferred Shares and, when issued, the Preferred Conversion Shares, have been registered pursuant to the Securities Act and applicable foreign and state securities laws or were offered and sold (or, in the case of the Preferred Conversion Shares, will be issued) pursuant to valid exemptions therefrom.

     Section 5.23.  Government Regulation. The Company is not subject to
                    ---------------------
regulation under the Public Utility Holding Company Act of 1935. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisers Act of 1940, as amended.

     Section 5.24.  Brokerage Fees.  Neither the Company nor any of its
                    --------------
affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, which action would subject the Purchasers or any of its affiliates to any liability. The Company shall indemnify and hold harmless the Purchasers from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its affiliates.


     Section 5.25.  Bankruptcy.  There are no bankruptcy, reorganization or
                    ----------
arrangement proceedings pending, being contemplated by, or to the knowledge of the Purchasers, threatened against the Purchasers.

     Section 5.26.  Nature of Company Assets.  The assets of the Company and its
                    ------------------------
Subsidiaries consist solely of (a) reserves of oil, rights to reserves of oil and associated exploration and production assets with a fair market value not exceeding $500,000,000 and (b) other assets with a fair market value not exceeding $15,000,000. For purposes of Section 5.26, the term "associated exploration and production asset" shall have the meaning ascribed thereto in
Section 802.3 of the Rules promulgated pursuant to the HSR Act.

     Section 5.27.  Full Disclosure.  No representation or warranty made by the
                    ---------------
Company in this Agreement, and no statement of the Company contained in any document, certificate or other writing furnished or to be furnished by the Company or its representatives to the Purchasers pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact (other than industry-wide risks normally associated with the type of business conducted by the Company) necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. There is no fact known to the Company (other than industry-wide risks normally associated with the type of business conducted by the Company) that has not been disclosed to the Purchasers in writing which the Company reasonably anticipates would result in a Material Adverse Effect.

     Section 5.28.  Fees.  Except for the fees payable to Encap and/or it
                    ----
Affiliates pursuant to Section 2.02(f) hereof and Section 2.3 of the Subordinated Debt Agreement, no fees are payable to Encap and/or it Affiliates in connection with the transactions contemplated by this Agreement, the Subordinated Debt Agreement or the Purchase and Sale Agreement dated as of May 1, 2000, among EnCap LP, the Company and certain other parties.

                                  ARTICLE VI

                          COVENANTS OF THE COMPANY

     6.01.  Affirmative Covenants of the Company and the Subsidiaries Other Than
            --------------------------------------------------------------------
Reporting Requirements.  Without limiting any other covenants and provisions
----------------------
hereof, each of the Company and the Subsidiaries covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

          (a) Payment of Taxes and Trade Debt.  Pay and discharge, and cause
              -------------------------------
each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the entity concerned shall have set aside on its books adequate reserves with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of, except such as are being contested in good faith and by appropriate proceedings if the entity concerned shall have set aside on its books adequate reserves with respect thereto.

          (b) Maintenance of Insurance.  Maintain, and cause each Subsidiary to
              ------------------------
maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such relevant Subsidiary operates.

          (c) Preservation of Corporate Existence.  Preserve and maintain, and
              -----------------------------------
cause each Subsidiary to preserve and maintain, its legal existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each other Subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; and preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business where the failure to so preserve and maintain would have a Material Adverse Effect.

          (d) Compliance with Laws.  The Company and each of its Subsidiaries
              --------------------
will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. The Company will comply, and cause each Subsidiary to comply, with all Applicable Laws, the noncompliance with which could be reasonably expected to have a Material Adverse Effect.

          (e) Inspection Rights.  At any reasonable time and from time to time
              -----------------
upon reasonable notice permit the Purchasers or any of their agents or representatives, to examine make copies of and extracts from the records and books of account of, and visit and inspect the properties of, the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of their officers or directors and independent accountants.

          (f)  Keeping of Records and Books of Account.  Keep, and cause each
               ---------------------------------------
Subsidiary to keep, adequate records and books of account, in which entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and the Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          (g)  Maintenance of Properties, etc.  Maintain and preserve, and cause
               ------------------------------
each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted except where the failure to so maintain or preserve would not have a Material Adverse Effect.

          (h)  Charter Amendment Approval.  The Company shall cause Charter
               ---------------------------
Amendment Approval to occur prior to September 30, 2000.


    6.02. Negative Covenants of the Company and the Subsidiaries.  Without
          ------------------------------------------------------
limiting any other covenants and provisions hereof, the Company and each Subsidiary jointly and severally covenants and agrees that, until all of the Preferred Shares have been converted into Preferred Conversion Shares (at which time the covenants set forth in this Section 6.02 shall automatically expire and be of no further force or effect), it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not take any of the following actions:

          (a)  No Amendment of Certificate of Incorporation or Bylaws.  Other
               ------------------------------------------------------
than the Charter Amendment Approval or as otherwise permitted by Section 6 of the Certificate of Designation, the Company will not amend or alter its Certificate of Incorporation (or comparable charter document), as the case may be, or Bylaws without the prior written consent of the Purchasers.

          (b)  Indebtedness.  Neither the Company nor any Subsidiary thereof
               ------------
will in any manner owe or be liable for Indebtedness except:

               (i)   the Senior Credit Facility;

               (ii)  the Subordinated Debt;

               (iii) purchase money Indebtedness and Indebtedness under leases of the Company or such Subsidiary as lessee which are capitalized in accordance with U.S. GAAP, in an aggregate principal amount not to exceed $100,000 at any time, provided that such purchase money Indebtedness and Indebtedness under capital leases do not in the aggregate exceed $250,000; and

               (iv) Old Latex Payables.

          (c)  Limitation on Liens.  Neither the Company nor any Subsidiary
               -------------------
thereof will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except the following ("Permitted Liens"):
            ---------------

               (i)   Liens which secure the Senior Credit Facility; and

               (ii) Statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Indebtedness which is not delinquent or for which adequate reserves have been set aside.

          (d)  Limitations on Mergers.  Except as expressly provided in this
               ----------------------
Section or in Section 6 of the Certificate of Designation, neither the Company nor any Subsidiary thereof will merge or consolidate with or into any other business entity. Any Subsidiary of the Company may, however, be merged into or consolidated with either the Company or another Subsidiary which is wholly-owned by the Company, so long as the Company or the Subsidiary wholly-owned by the Company is the surviving business entity. The Company will not issue any securities other than (i) Preferred Shares or Common Stock (including the Preferred Conversion Shares) or (ii) any options or warrants giving the holders thereof only the right to acquire Common Stock. No Subsidiary of the Company will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to the Company or to another Subsidiary. No Subsidiary of the Company which is a partnership will allow any diminution of the Company's interest (direct or indirect) therein.

          (e)  Limitation on Sales of Property.  Except to the extent permitted
               -------------------------------
under Section 6 of the Certificate of Designation, neither the Company nor any Subsidiary thereof will sell, transfer, lease, exchange, alienate or dispose of any of its assets or properties except:


               (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

               (ii) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms; or

               (iii) other property which is sold for fair consideration not in the aggregate in excess of $500,000 in any fiscal year (commencing with fiscal year 2000).

          (f)  Limitation on Investments and New Businesses.  Neither the
               --------------------------------------------
Company nor any Subsidiary thereof will make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which ordinary course of business includes the acquisition, directly or indirectly, of oil and gas properties), engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or make any significant acquisitions or investments in any properties other than oil and gas properties.

          (g)  Transactions With Affiliates.  Neither the Company nor any of its
               ----------------------------

Subsidiaries will engage in any transaction with any of its affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such affiliates.

            (h) Restricted Payments.  The Company will not, and will not permit
                -------------------
any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment.

            (i) Change in Nature of Business.  Without the prior written consent
                ----------------------------
of the Purchasers, the Company will not make, or permit any Subsidiary to make, any change in the nature of its business as carried on or proposed to be carried on at the date hereof or to the individuals who constitute management of the Company or any Subsidiary at the date hereof.

     6.03.  Reporting Requirements. The Company will furnish the following
            ----------------------
statements and reports to the Purchasers at the Company's expense until:

            (a) As soon as available, and in any event within one hundred five
(105) days after the end of each fiscal year, complete consolidated financial statements of the Company together with all notes thereto, prepared in reasonable detail in accordance with U.S. GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by the Company and reasonably acceptable to the Purchasers, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such fiscal year and consolidated statements of earnings, of cash flows, and of changes in owners' equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year.

            (b) As soon as available, and in any event within fifty (50) days after the end of each fiscal quarter, the Company's consolidated balance sheet as of the end of such fiscal quarter and consolidated statements of the Company's earnings and cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and prepared in accordance with U.S. GAAP, subject to changes resulting from normal year-end adjustments. In addition the Company will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in a form reasonably acceptable to the Purchasers signed by the chief financial officer of the Company stating that such financial statements are accurate and complete (subject to normal year-end adjustments) and stating that no Default exists at the end of such fiscal quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

            (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders and all registration statements, periodic reports and other statements and schedules filed by the Company with any securities exchange, the Securities and Exchange Commission or any similar Governmental Entity.

            (d) Annually within 60 days after the end of each fiscal year beginning with the fiscal year ending April 30, 2000, a report containing (i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding fiscal year attributable to the interest of the Company therein, (ii) a projection of the rate of production of and net income from such reserves with respect to each such interest, (iii) a calculation of the present worth of such net income discounted at a rate of 10% and (iv) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on (1) prices determined by the holders of at least the then outstanding shares of Preferred Shares, (2) lease operating expenses and production taxes derived from and consistent with those actually incurred by the Company, escalated at the same rate, if any, being applied to prices and (3) such other assumptions as shall be designated by the holders of at least the then outstanding shares of Preferred Shares. In addition to the foregoing, the holders of at least the then outstanding shares of Preferred Shares shall have the right from time to time to cause the independent petroleum engineer referenced below to prepare an additional report of the type described above, not to exceed one additional report in any one calendar year, in which event all fees and expenses incurred in connection with obtaining such additional report shall be paid by Company. Each report under this subsection shall be prepared by an independent petroleum engineer designated by Company and approved by the holders of at least the then outstanding shares of Preferred Shares. Each annual report referenced above shall also include an estimate of the Company's proved oil and gas reserves (as defined in Regulation S-X promulgated by the Securities and Exchange Commission) and a calculation of the "present value of estimated future net revenues" from such proved oil and gas reserves, with such present worth calculation to be made in accordance with Regulation S-X, as promulgated by the Securities and Exchange Commission.

          (e) Promptly, such other information with respect to the business and operations of the Company and its Subsidiaries, as the Purchasers may reasonably request.


     6.04 Notice of Material Events and Change of Address.  The Company will
          -----------------------------------------------
promptly notify the Purchasers in writing, stating that such notice is being given pursuant to this Agreement, of:

          (a) the occurrence of an event or circumstance that could reasonably be expected to have a Material Adverse Effect,

          (b) the occurrence of any Default,

          (c) the acceleration of the maturity of any indebtedness owed by the Company or any Subsidiary thereof or of any default or event of default by the Company or any such Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, or pursuant to any arrangements involving indebtedness for money borrowed,

          (d) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against the Company or any Subsidiary thereof or with respect to the Company or any of such Subsidiary's properties, and

          (e) the filing of any suit or proceeding against the Company or any Subsidiary thereof in which an adverse decision could cause a Material Adverse Effect.

Upon the occurrence of any of the foregoing the Company and any Subsidiary thereof will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing.

                                 ARTICLE VII

                               EVENTS OF DEFAULT

     7.01.  Events of Default.  If any of the following events ("Events of
            -----------------
Default") shall occur and be continuing:

          (a) The Company shall fail to pay to any Purchaser dividends on the Preferred Shares when due as required under the terms of the Certificate of Designation; or

          (b) The Company shall fail to redeem the Preferred Shares when due as required under the terms of the Certificate of Designation; or

          (c) The Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in this Agreement, or the Preferred Shares on its part to be performed or observed and any such failure remains unremedied for fifteen (15) days after the earlier of the day on which the Company first obtains knowledge of such default, or the day on which written notice thereof shall have been given by any registered holder of the Preferred Shares or the Preferred Conversion Shares, as the case may be; or

          (d) Any representation or warranty made by the Company or any Subsidiary in this Agreement or by the Company or any Subsidiary (or any of its officers) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

          (e) The Company or any Subsidiary fails to duly observe, perform or comply with any term or condition of any loan document relating to the Senior Credit Facility, the Subordinated Debt Agreement or any other agreement or instrument with any Person, if such agreement or instrument is materially significant to the Company or such Subsidiary, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument; or

          (f) The Company or any Subsidiary (i) suffers the entry against it of a judgment, decree or order for relief by a tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Applicable Law of any jurisdiction now or hereafter in effect, including the United States federal Bankruptcy Code or similar foreign law, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty (30) days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Applicable Law now or hereafter in effect, including the United States federal Bankruptcy Code or similar foreign law, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Applicable Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000 (not covered by insurance), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; or

     (g) A Change of Control occurs, which Change of Control is not consented to specifically with reference to this Section 7.01(g) in writing by the Purchasers; or

     (h) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and the Subsidiaries as a whole and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or

     (i)  Any Material Adverse Effect occurs; or

     (j) The Company or any Subsidiary thereof fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $100,000 (exclusive of the Old LaTex Payables), or breaches or defaults in the performance of any Agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor.

then, and in any such event listed in Section 7.01(a) through (j),

          (x) the Purchasers or any other holder of the Preferred Shares holding a majority of the Outstanding Common Stock may, by notice to the Company, request that the Company redeem all of the Preferred Shares at a per share purchase price of $50.00 plus all accrued and unpaid dividends thereon; and

          (y) the Purchasers or any other holder of Preferred Conversion Shares shall have the right to vote separately as a class, as provided in the Certificate of Designation, to elect a majority of the members of the Company's Board of Directors; and

          (z) the Purchasers or any other holder of Preferred Conversion Shares may proceed to protect and enforce its or their rights by suit in equity (including without limitation a suit for rescission), action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement, or in aid of the exercise of any power granted in this Agreement.

     Without in any way limiting the rights of the holders of the Preferred Shares, the Company and the Subsidiaries hereby agree that the holders of the Preferred Shares or the Preferred Conversion Shares would have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if the Company and/or the Subsidiaries were to fail to comply with its obligations under Article VII hereof, and that the Company and the Subsidiaries therefore agree that the holders of the Preferred Shares and the Preferred Conversion Shares shall be entitled to obtain specific performance of the Company's obligations under this Agreement.

     7.02.  Annulment of Defaults.  Section 7.01 is subject to the condition
            ---------------------
that, if at any time after the dividend shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, then and in every such case the Purchasers may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

     7.03.  Expiration.  The provisions of Sections 7.01 and 7.02 shall
            ----------
automatically expire and be of no further force or effect upon such date as all of the Preferred Shares have been converted into Preferred Conversion Shares.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01.  Addresses for Notices, etc.  All notices, requests, demands and
            --------------------------
other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

     If to the Company:

               AROC Inc.
               4200 East Skelly Drive, Suite 1000
               Tulsa, Oklahoma 74135
               Attention: John A. Keenan
               Facsimile: 918-494-4918

     With a copy (which shall not constitute notice) to:

               Jenkens & Gilchrist, a professional corporation
               1445 Ross Avenue, Suite 3200
               Dallas, Texas 75202
               Attention: W. Alan Kailer
               Facsimile: 214-855-4300

     If to the Bank:

               Bank of America, N.A.
               901 Main Street, 64/th/ Floor
               Dallas, Texas 75202
               Attention: Marcia Bateman

     If to EnCap LP, ECIC, El Paso, EF-II, Picosa Creek or EnCap:

               C/o EnCap Investments L.L.C.
               1100 Louisiana, Suite 3150
               Houston, Texas 77002
               Attention: Douglas Swanson
               Facsimile: 713-659-6130

     With a copy (which shall not constitute notice) to:

               Thompson & Knight L.L.P
               1700 Pacific Avenue, Suite 3300
               Dallas, Texas 75201
               Attention: C. Neel Lemon, Esq.
               Facsimile: (214) 969-1751

     If to any other holder of the Preferred Shares: at such holder's address for notice as set forth in the transfer records of the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section 8.01. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three (3) days after being deposited in the mails or (ii) one (1) day after being, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

     8.02.  No Waiver; Cumulative Remedies.  No failure or delay on the part of
            ------------------------------
the Purchasers or any other holder of the Preferred Shares or Preferred Conversion Shares in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     8.03.  Amendments, Waivers and Consents.  Any provision in this Agreement,
            --------------------------------
the Preferred Shares or the other Operative Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (x) shall obtain consent thereto in writing from the holder or holders of at least eighty percent (80%) of the Preferred Shares (or eighty percent (80%) of the Preferred Conversion Shares following the conversion of all of the Preferred Shares into the Preferred Conversion Shares) unless a greater percentage is required with respect to any matter covered by Section 6 of the Certificate of Designation, and (y) shall deliver copies of such consent in writing to any holders who did not execute the same; provided, that no such
                                                        --------
consent shall be effective to reduce the percentage of the Preferred Shares (or Preferred Conversion Shares following such conversion) the consent of the holders of which is required under this Section 8.03; and provided further, that
                                                          ----------------
the provisions of Article VI and Article VII as well as Sections 8.04, 8.05, 8.06, 8.09, 8.10, 8.13, 8.14, 8.15, 8.18, 8.19, 8.20 and 8.21 may not be
amended, modified, waived or omitted, and no consent with respect thereto shall be deemed effective, without the prior written consent of each of the Purchasers. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     8.04.  Indemnification.  The Company agrees to indemnify and hold harmless
            ---------------
the Purchasers, its subsidiaries, directors, officers, partners, counsel, employees, agents, brokers and other representatives, from and against any and all liability (including, without limitation, legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the Operative Documents, the Preferred Shares and the Preferred Conversion Shares, the transactions contemplated hereby or thereby or in connection herewith or therewith, and resulting from any act or omission by the Company, including (to the maximum extent permitted by law) any liability arising under federal or state securities laws, except to the extent such liability shall directly result from any act or omission on the part of the respective Purchasers or its subsidiaries, directors, officers, partners, counsel, employees, agents, brokers or other representatives. The obligations of the Company under this Section 8.05 shall survive and continue to be in full force and effect notwithstanding the termination of this Agreement.

     8.05.  Survival of Representations and Warranties.  All representations and
            ------------------------------------------
warranties made in this Agreement, the Operative Documents or any other instrument or document delivered in connection herewith or therewith shall survive the execution and delivery hereof, regardless of any investigation made by the Purchasers or on behalf of the Purchasers.

     8.06.  Prior Agreements.  This Agreement constitutes the entire agreement
            ----------------
among the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     8.07.   Severability.  The invalidity or unenforceability of any provision
             ------------
hereof shall in no way affect the validity or enforceability of any other provision.

     8.08.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
             -------------
IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS.

     8.09.   Waiver of Right to Jury Trial. The parties hereby waive all rights
             -----------------------------
to a trial by jury for all legal proceedings concerning this Agreement or the Preferred Shares.

     8.10.   Headings.  Article, Section and subsection headings in this
             --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any purpose. Any reference herein to an Article, Section or subsection is, unless otherwise indicated, a reference to that Article, Section or subsection of this Agreement.

     8.11.   Specific Performance.  Upon breach or default by the Company with
             --------------------
respect to any obligation hereunder, the Purchasers shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     8.12.   Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.

     8.13.   Further Assurances. From and after the date of this Agreement, upon
             ------------------
the request of the Purchasers, the Company shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Operative Documents and the Preferred Shares.

     8.14.   Consent to Jurisdiction.  The Company irrevocably submits to the
             -----------------------
non-exclusive jurisdiction of any state or federal court sitting in the State of Texas over any suit, action or proceeding arising out of or relating to this Agreement or the Preferred Shares or Preferred Conversion Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     8.15.   Effect of Judgment.  The Company agrees, to the fullest extent it
             ------------------
may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in this Agreement brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available to the Company, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the State of Texas (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

     8.16.  Service of Process. The Company consents to service of process in
            ------------------
any suit, action or proceeding of the nature referred to in Section 8.14 by actual receipt of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in or designated pursuant to Section 8.01. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

     8.17.  No Limitation.  Nothing in Section 8.09, 8.14, 8.15 or 8.16 shall
            -------------
affect the right of any Purchaser to serve process in any manner permitted by law, or limit any right that any Purchaser may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     8.18.  Election as Director; Directors Meeting; Representation.
            -------------------------------------------------------

            (a) The Company shall cause to be nominated (and each Purchaser hereby agrees to so vote all voting stock owned by it) to promptly elect one (1) person designated by the Bank to the Company's board of directors. At any time when the Bank has not made such designation or the designee is not an employee of the Bank, the Company shall permit upon its approval a representative of the Bank to attend as an observer all meetings of the Company's board of directors. At any time when the Bank has the right to require its designee to be elected to the board of directors of the Company pursuant to this Section 8.19, the Company
                                                       ------------
will provide the Bank's designee on the board (or its representative observer if the Bank has not designated a member of the board) (i) duplicate copies of all reports, documents, data and other information (whether in written or electronic format), and (ii) the same notice of meetings provided to other directors generally; provided, that, in no event will the Company provide such designee or
           --------
representative observer less than two (2) Business Days' notice of any meeting of the board of directors (or less than one (1) Business Days' notice in the case of any telephonic meeting of the board of directors).

            (b) In the event the Company proposes to take any action by written consent of directors in lieu of a meeting, the Company shall provide a copy of the proposed written consent to the Bank's designee or representative observer not less than one (1) Business Day prior to the date such consent is to be executed. The Company will provide to the Bank's designee or representative observer all other written information provided to directors of the Company generally with respect to such written consent.

            (c) The Company will reimburse the Bank's designee or representative observe of all reasonable costs incurred in connection with attending any meeting of the board of directors or otherwise incurred in connection with fulfilling its duties as a director of the Company.

     8.19.  Going Private Transaction.  El Paso and EnCap agree with the Bank
            -------------------------
that in the event the Company is a party to any transaction (whether structured as a merger, consolidation, sale of assets or otherwise) in which (i) EnCap, El Paso or any of their affiliates, directly or indirectly, control the entity which survives such transaction or which is the successor to, or assignee of, the assets of the Company (the "Surviving Corporation"), and (ii) the minority stockholders of the Company receive cash or other assets (other than securities of the Surviving Corporation) in consideration for their shares in the Company (hereinafter referred to as a "Going Private Transaction"), EnCap and El Paso will cause the Surviving Corporation to grant the Bank an option to convert or exchange the Preferred Shares, any Conversion Shares or any other common stock equivalents then held by the Bank or its affiliates immediately prior to the Going Private Transaction into securities of the Surviving Corporation on the same basis as any conversion, exchange or investment by EnCap, El Paso or their affiliates in the Surviving Corporation. EnCap and El Paso shall also enter into, and cause their appropriate affiliates and the Surviving Corporation to enter into certain registration rights and/or stockholders agreements pursuant to which, among other things, the Bank will be granted: (i) demand (following any subsequent initial public offering by the Surviving Corporation) and piggy-back registration rights including pari passu underwriter requested cutback provisions, (ii) pre-emptive rights, and (iii) co-sale rights effective upon a disposition of a material ownership interest in the Surviving Corporation by the Fund, El Paso or their affiliates.

          7.20.  Fees.  The Company agrees to pay all of the reasonable fees and
                 ----
                 expenses of the Purchasers in connection with the transactions contemplated by this Agreement, including, without limitation, the reasonable fees and expenses of the Purchasers' legal counsel.

          8.21.  Successors and Assigns. This Agreement and the rights and
                 ----------------------
obligations of the parties hereunder shall be binding upon each of their respective successors and permitted assigns. The Company may not assign any of its rights and obligations hereunder unless in connection with a transaction that is permitted under Sections 6.02(d) or 6.02(e). Any Purchaser shall be entitled to assign its rights and obligations hereunder to a third party provided that such third party agrees in writing at the time any such assignment is effected to be bound by all of the executory obligations of the assigning Purchaser then remaining hereunder and, to the extent that such assignment is made in connection with the disposition of all or part of the assigning Purchaser's equity position in the Company, such assignee makes the securities laws representations contained in Sections 4.01(b), (c), (d), (e), (f), (h) and
(i) to and for the benefit of the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused Preferred Stock Purchase Agreement to be duly executed as of the date first above written.

                              COMPANY:
                              -------

                              AROC INC.

                              By:  __________________________________
                                   Name:
                                   Title:


                              Purchasers:
                              ----------

                              BANK OF AMERICA, N.A.

                              By:  __________________________________
                                   Name:
                                   Title:

                              ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                              By: ENCAP INVESTMENTS L.C.,
                                  Its General Partner

                              By:  __________________________________
                                   Name:
                                   Title:

                              ENERGY CAPITAL INVESTMENT COMPANY PLC


                              By:  _________________________________
                                   Name:
                                   Title:

                              EL PASO CAPITAL INVESTMENTS, L.L.C.

                              By:  __________________________________
                                   Name:
                                   Title:


                              EF-II HOLDINGS, LLC


                              By:
                                   Name:
                                   Title:

                              PICOSA CREEK LIMITED PARTNERSHIP


                              By:  COBRA OIL & GAS CORPORATION
                                   Its General Partner


                              By:
                                   Name:
                                   Title:


                              ENCAP INVESTMENTS L.L.C.


                              By:
                                   Name:
                                   Title:

                                 EXHIBIT 2.04
                                 ------------

                          SCHEDULE OF USE OF PROCEEDS
                          ---------------------------

     The proceeds will be used for general working capital purposes and to reduce existing indebtedness.